Exhibit 99.1

              Public Service Company of New Mexico And Subsidiaries

                        Comparative Operating Statistics

                                           Month Ended        Seven Months Ended
                                             July 30,              July 30,
                                        -------------------   ------------------
                                          2000        1999       2000      1999
                                         ------      ------     ------    ------
Electric Service:

Energy Sales - MWh (in thousands)

Retail .............................        671        646      4,048      3,906
Wholesale
    Firm Sales .....................          1         16         96        104
    Firm Surplus ...................        139         86        705        560
    Short Term / Uncommitted .......        927      1,052      6,576      5,130
                                         ------     ------     ------     ------
    Total Wholesale Sales ..........      1,067      1,154      7,377      5,794
                                         ------     ------     ------     ------
    Total  Energy Sales ............      1,738      1,800     11,425      9,700
                                         ======     ======     ======     ======

Weather:

Heating and Cooling Days - Albuquerque, NM

   The heating degree day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 F. The cooling degree day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 F.

HDD ................              0              0          2,054          2,198
                              =====          =====          =====          =====

CDD ................            457            367          1,024            678
                              =====          =====          =====          =====